As filed with the Securities and Exchange Commission on August 19, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ZILLOW, INC.

(Exact name of registrant as specified in its charter)

Washington	20-2000033
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1301 Second Avenue, Floor 31

Seattle, Washington 98101

(206) 470-7000

www.zillow.com

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Spencer M. Rascoff

Chief Executive Officer

Zillow, Inc.

1301 Second Avenue, Floor 31

Seattle, Washington 98101

(206) 470-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David F. McShea Andrew B. Moore Perkins Coie LLP 1201 Third Avenue, Suite 4900 Seattle, Washington 98101-3099 (206) 359-8000	Kathleen Philips General Counsel and Chief Operating Officer Zillow, Inc. 1301 Second Avenue, Floor 31 Seattle, Washington 98101 (206) 470-7000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Class A Common Stock, $0.0001 par value per share
Preferred Stock, $0.0001 par value per share
Convertible Preferred Stock, $0.0001 par value per share
Debt Securities (3)
Convertible Debt Securities (3)
Stock Purchase Contracts
Stock Purchase Units (4)
Warrants (5)
Total		$	$	$

(1)	An indeterminate aggregate initial offering price and number of the securities of each listed class is being registered as may from time to time be offered at indeterminate prices or be issued on exercise, conversion or exchange of other securities issued directly or on settlement of contracts or other agreements. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued pursuant to contracts or other agreements or in units.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee.
(3)	Subject to note (1) above, an indeterminate amount of these securities may be senior or subordinated.
(4)	Each stock purchase unit will consist of a (i) stock purchase contract, under which the holder, upon settlement, will purchase an indeterminate number of shares of Class A common stock and (ii) beneficial interest in debt securities or convertible debt securities, or debt obligations of third parties, including U.S. Treasury securities, purchased with the proceeds from the sale of the stock purchase units. Each beneficial interest will be pledged to secure the obligation of such holder to purchase such shares of Class A common stock. No separate consideration will be received for the stock purchase contracts or the related beneficial interests.
(5)	Subject to note (1) above, an indeterminate number of warrants to purchase shares of Class A common stock, preferred stock or convertible preferred stock is being registered hereunder.

PROSPECTUS

ZILLOW, INC.

Class A Common Stock

Preferred Stock

Convertible Preferred Stock

Debt Securities

Convertible Debt Securities

Stock Purchase Contracts

Stock Purchase Units

Warrants

We may offer from time to time Class A common stock, preferred stock, convertible preferred stock, debt securities, convertible debt securities, stock purchase contracts, stock purchase units or warrants in one or more offerings. Certain of these securities may be convertible into or exercisable or exchangeable for Class A common stock or preferred stock or other securities of Zillow. When we decide to sell a particular class of securities, we will provide specific terms of the offered securities, including the amount of securities offered, in a prospectus supplement. This prospectus may be used to offer securities for the account of persons other than us. We or any selling securityholders may offer and sell these securities to or through one or more underwriters, brokers, dealers, agents, or directly to purchasers, on a continuous or delayed basis.

You should read this prospectus and any prospectus supplement carefully before you invest. Neither we nor any selling securityholders may use this prospectus to sell securities unless it includes a prospectus supplement.

Our Class A common stock is listed on The Nasdaq Global Market under the symbol “Z.”

Investing in our securities involves risks. See the sections entitled “Forward-Looking Information” and “Risk Factors” on page 2 of this prospectus, and in any accompanying prospectus supplement, as well as documents that are incorporated herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 19, 2013.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using the “shelf” registration process. Under this shelf registration process, we and certain securityholders may sell Class A common stock, preferred stock, convertible preferred stock, debt securities, convertible debt securities, stock purchase contracts, stock purchase units or warrants described in this prospectus in one or more offerings. There is no limit on the aggregate amount of the securities we or selling securityholders may offer pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we or selling securityholders may offer. Each time we or selling securityholders offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with additional information described below under “Information Incorporated by Reference.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus or in any free writing prospectus or prospectus supplement filed with the SEC. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, or in any prospectus supplement, is accurate as of any date other than its date regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date. The terms “Zillow,” “we,” “us,” and “our” refer to Zillow, Inc. unless the context otherwise requires or where otherwise indicated.

ZILLOW, INC.

Zillow, Inc. was incorporated in the State of Washington in December 2004. We operate the leading real estate and home-related information marketplace on mobile and the Web, with a complementary portfolio of brands and products to help people find vital information about homes and connect with local professionals.

Our principal executive offices are located at 1301 Second Avenue, Floor 31, Seattle, Washington 98101, and our telephone number is (206) 470-7000. Our website address is www.zillow.com. In addition, we maintain a Facebook page at www.facebook.com/zillow and a twitter feed at www.twitter.com/zillow. Information contained on, or that can be accessed through, our website, Facebook page or twitter feed does not constitute part of this prospectus and inclusions of our website address, Facebook page address and twitter feed address in this prospectus are inactive textual references only.

“Zillow.com,” “Zillow,” and the Zillow logo are registered trademarks of Zillow in the United States and in some other countries. Other trademarks and trade names referred to in this prospectus are the property of their respective owners.

FORWARD-LOOKING INFORMATION

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. This Act provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. Forward-looking statements include all statements that are not historical facts and generally may be identified by terms such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan” or “expect,” or the negative or plural of these words or similar expressions.

Any or all of our forward-looking statements in this prospectus, in any prospectus supplement, in the documents incorporated by reference and in any other public statements we make may turn out to be inaccurate. Forward-looking statements reflect our current expectations or forecasts of future events or results and are inherently uncertain. Inaccurate assumptions and known or unknown risks and uncertainties can affect the accuracy of our forward-looking statements. Accordingly, no forward-looking statement can be guaranteed and future events and actual or suggested results may differ materially.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You are advised, however, to consult any further disclosures we make in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as in any prospectus supplement relating to this prospectus and other public filings we make with the SEC.

RISK FACTORS

An investment in our securities involves risk. You should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus supplement and those set forth in documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information in this prospectus and any prospectus supplement, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, as well as registration and proxy statements and other information, with the SEC. These documents may be read and copied at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can get further information about the SEC’s Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, registration statements and other information regarding registrants like us that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, as amended, or the Securities Act. As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of any offering made under this prospectus and any prospectus supplement, you should refer to the complete registration statement on Form S-3 that may be obtained from the locations described below. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information. This means that we can disclose important information to you by referring you to those documents that contain the information. The information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on or after the date of this prospectus (other than information “furnished” under Item 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of any Current Report on Form 8-K or otherwise “furnished” to the SEC, unless otherwise stated) until this offering is completed:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 22, 2013;

•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on May 8, 2013, and for the quarter ended June 30, 2013, filed with the SEC on August 6, 2013;

•	Our Current Reports on Form 8-K filed on April 22, 2013, May 7, 2013, June 4, 2013, and August 19, 2013; and

•

The description of our Class A common stock as set forth in our registration statement on Form 8-A, which was filed on July 13, 2011, under Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

In accordance with Rule 402 of Regulation S-T, the XBRL-related information in Exhibit 101 to our Annual Report on
Form 10-K and our Quarterly Reports on Form 10-Q will not be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act, except as will be expressly set forth by specific reference in such filing.

You may obtain any of the documents incorporated by reference through the SEC or the SEC’s website as described above. You may also obtain copies of these documents, other than exhibits, unless such exhibits have been specifically incorporated by reference thereto, free of charge by contacting our investor relations department at our principal offices at 1301 Second Avenue, Floor 31, Seattle, Washington 98101, or at (866) 504-0030. You may also obtain this information without charge from investors.zillow.com/sec.cfm.

USE OF PROCEEDS

Our management team will have broad discretion in using the net proceeds from the sale of our securities offered by us hereby. Unless otherwise indicated in the accompanying prospectus supplement, we currently expect to use the net proceeds from the sale of the securities by us primarily for general corporate purposes, which may include working capital, sales and marketing activities, general and administrative matters and capital expenditures. We may also use a portion of the net proceeds for the acquisition of, or investment in, technologies, solutions or businesses that complement our business. Pending the use of net proceeds, we intend to invest the proceeds in investment-grade, interest-bearing investments. We will not receive any of the proceeds from the sale of our securities by selling securityholders.

RATIO OF EARNINGS TO FIXED CHARGES AND COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS TO EARNINGS

For purposes of computing the ratio of earnings to fixed charges and combined fixed charges and preferred dividends to earnings, earnings represent pre-tax income (loss) from continuing operations plus fixed charges. Fixed charges represent estimated interest within rental expense. The following table sets forth our ratios of earnings to fixed charges and combined fixed charges and preferred dividends to earnings for each period indicated.

	Six Months Ended June 30, 2013	Year Ended December 31,
		2012	2011	2010	2009	2008
Ratio of earnings to fixed charges (1)	—	7.81	2.41	—	—	—
Ratio of combined fixed charges and preferred dividends to earnings (1)(2)	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Earnings were inadequate to cover fixed charges by approximately $14.0 million for the six months ended June 30, 2013. Earnings were inadequate to cover fixed charges by approximately $6.8 million, $13.0 million and $21.9 million for the years ended December 31, 2010, 2009 and 2008, respectively.
(2)	For the six months ended June 30, 2013 and the years ended December 31, 2012, 2011, 2010, 2009 and 2008, we paid no preferred dividends.

SELLING SECURITYHOLDERS

Information about selling securityholders, if any, will be set forth in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

DESCRIPTION OF SECURITIES

Our Class A common stock, preferred stock, convertible preferred stock, debt securities, convertible debt securities, stock purchase contracts, stock purchase units or warrants may be offered under this prospectus. When we or any selling securityholder decides to sell a particular class of securities, we will set forth in a prospectus supplement a description of the securities that may be offered under this prospectus. The terms of the securities offering, including the initial offering price and the net proceeds to us, will be set forth in the prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

PLAN OF DISTRIBUTION

We or any selling securityholders may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers in negotiated sales or competitively bid transactions;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis;

•	otherwise through a combination of any of the above methods of sale; or

•	through other means.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities and any applicable compensation, in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

LEGAL MATTERS

Unless otherwise stated in an accompanying prospectus supplement, Perkins Coie LLP, Seattle, Washington, will provide Zillow with an opinion as to the legality of the securities offered under this prospectus. Counsel representing any underwriters, dealers, agents or selling securityholders will be named in the applicable prospectus supplement.

As of the date of this prospectus, certain members of Perkins Coie LLP beneficially own an interest representing less than 0.1% of our outstanding capital stock.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of our internal control over financial reporting as of December 31, 2012, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Class A Common Stock

Preferred Stock

Convertible Preferred Stock

Debt Securities

Convertible Debt Securities

Stock Purchase Contracts

Stock Purchase Units

Warrants

PROSPECTUS

August 19, 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution

The following table shows expenses, other than underwriting discounts and commissions, to be incurred in connection with the offering of the securities being registered, all of which will be paid by the registrant.

SEC registration fee	$	*
FINRA filing fee		**
The Nasdaq Global Market listing fee		**
Accounting fees and expenses		**
Legal fees and expenses		**
Printing and engraving expenses		**
Transfer agent and registrar fees and expenses		**
Trustee fees and expenses		**
Blue sky fees and expenses		**
Miscellaneous fees and expenses		**

Total	$	**

*	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”), Zillow is deferring payment of the registration fee for the securities offered.
**	To be provided by amendment or as an exhibit to a filing with the Securities and Exchange Commission, or the SEC, pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act, and incorporated herein by reference.

ITEM 15.	Indemnification of Directors and Officers

Washington law provides that directors of a corporation shall not be personally liable for reasonable expenses incurred in the wholly successful defense of a proceeding to which the director was a party because of being a director. Washington law provides further that directors may be indemnified against liability incurred in a proceeding to which they are a party because of being a director so long as:

•	the director acted in good faith;

•

the director reasonably believed, in the case of conduct in the director’s official capacity, that his or her conduct was in the corporation’s best interests or, in all other cases, that his or her conduct was not opposed to the best interests of the corporation; and

•	in the case of a criminal proceeding, the director had no reasonable cause to believe his or her conduct was unlawful.

Directors generally may not, however, be indemnified:

•	in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation;

•	in connection with any other proceeding in which the director was adjudged liable for receiving improper personal benefit;

•	for acts or omissions of the director that involve intentional misconduct or knowing violation of law; or

•	for unlawful distributions to shareholders.

Our amended and restated articles of incorporation and amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law. Our amended and restated bylaws also permit us to secure insurance on behalf of any officer or director for any liability arising out of his or her actions in connection with their services to us, regardless of whether our bylaws permit such indemnification.

We have entered into agreements to indemnify our directors and certain of our officers to the fullest extent allowed under Washington law. These agreements provide, among other things, that we will indemnify our directors and certain of our officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on our behalf or that person’s status as a director or officer of the registrant. We have also obtained directors’ and officers’ liability insurance.

Any underwriting agreement that has been or will be filed as an exhibit hereto or incorporated by reference herein contains or will contain provisions whereby the underwriter or underwriters agree to indemnify us and certain of our directors and officers and may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act.

Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities under the Securities Act.

ITEM 16.	Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

4.1	Amended and Restated Articles of Incorporation, dated July 20, 2011 (Filed as Exhibit 3.1 to Zillow, Inc.’s Quarterly Report on Form 10-Q (SEC File No. 001-35237) filed on August 25, 2011, and incorporated herein by reference).

4.2	Amended and Restated Bylaws, dated July 25, 2011 (Filed as Exhibit 3.2 to Zillow, Inc.’s Quarterly Report on Form 10-Q (SEC File No. 001-35237) filed on August 25, 2011, and incorporated herein by reference).

4.3	Specimen of Class A Common Stock Certificate (Filed as Exhibit 4.1 to Zillow, Inc.’s Amendment No. 3 to Registration Statement on Form S-1 (SEC File No. 333-173570) filed on June 20, 2011, and incorporated herein by reference).

4.4*	Form of Specimen Preferred Stock Certificate.

4.5*	Form of Specimen Convertible Preferred Stock Certificate.

4.6	Form of Debt Indenture.

4.7	Form of Convertible Debt Indenture.

4.8	Form of Debt Securities (included in Exhibit 4.6).

4.9	Form of Convertible Debt Securities (included in Exhibit 4.7).

4.10*	Form of Stock Purchase Contract Agreement (including form of related securities certificate).

4.11*	Form of Stock Purchase Unit Agreement (including form of unit certificate).

4.12*	Form of Warrant Agreement (including form of warrant certificate).

4.13	Second Amended and Restated Investors’ Rights Agreement, dated September 7, 2007 (Filed as Exhibit 4.2 to Zillow, Inc.’s Registration Statement on Form S-1 (SEC File No. 333-173570) filed on April 18, 2011, and incorporated herein by reference).

4.14	Agreement, Waiver and Amendment With Respect to Initial Public Offering and Common Stock Financing, dated as of April 16, 2011 (Filed as Exhibit 4.14 to Zillow, Inc.’s Registration Statement on Form S-3 (SEC File No. 333-183111) filed on August 7, 2012, and incorporated herein by reference).

Exhibit Number	Description

5.1	Opinion of Perkins Coie LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Dividends to Earnings.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Perkins Coie LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

25.1**	Form T-1 Statement of Eligibility of Trustee under Debt Indenture.

25.2**	Form T-1 Statement of Eligibility of Trustee under Convertible Debt Indenture.

*	To be filed by amendment or as an exhibit to a current report on Form 8-K under the Exchange Act and incorporated herein by reference.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the applicable rules thereunder.

ITEM 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) That, to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under
Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on August 19, 2013.

ZILLOW, INC.

By:	/s/ SPENCER M. RASCOFF
Name:	Spencer M. Rascoff
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Spencer M. Rascoff and Chad M. Cohen, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments, and any and all additions to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SPENCER M. RASCOFF Spencer M. Rascoff	Chief Executive Officer (Principal Executive Officer) and Director	August 19, 2013

/s/ CHAD M. COHEN Chad M. Cohen	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	August 19, 2013

/s/ RICHARD BARTON Richard Barton	Executive Chairman and Director	August 19, 2013

/s/ ERIK BLACHFORD Erik Blachford	Director	August 19, 2013

/s/ LLOYD D. FRINK Lloyd D. Frink	Vice Chairman, President and Director	August 19, 2013

/s/ J. WILLIAM GURLEY J. William Gurley	Director	August 19, 2013

/s/ JAY C. HOAG Jay C. Hoag	Director	August 19, 2013

/s/ GREGORY B. MAFFEI Gregory B. Maffei	Director	August 19, 2013

/s/ GORDON STEPHENSON Gordon Stephenson	Director	August 19, 2013

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

4.1	Amended and Restated Articles of Incorporation, dated July 20, 2011 (Filed as Exhibit 3.1 to Zillow, Inc.‘s Quarterly Report on Form 10-Q (SEC File No. 001-35237) filed on August 25, 2011, and incorporated herein by reference).

4.2	Amended and Restated Bylaws, dated July 25, 2011 (Filed as Exhibit 3.2 to Zillow, Inc.‘s Quarterly Report on Form 10-Q (SEC File No. 001-35237) filed on August 25, 2011, and incorporated herein by reference).

4.3	Specimen of Class A Common Stock Certificate (Filed as Exhibit 4.1 to Zillow, Inc.’s Amendment No. 3 to Registration Statement on Form S-1 (SEC File No. 333-173570) filed on June 20, 2011, and incorporated herein by reference).

4.4*	Form of Specimen Preferred Stock Certificate.

4.5*	Form of Specimen Convertible Preferred Stock Certificate.

4.6	Form of Debt Indenture.

4.7	Form of Convertible Debt Indenture.

4.8	Form of Debt Securities (included in Exhibit 4.6).

4.9	Form of Convertible Debt Securities (included in Exhibit 4.7).

4.10*	Form of Stock Purchase Contract Agreement (including form of related securities certificate).

4.11*	Form of Stock Purchase Unit Agreement (including form of unit certificate).

4.12*	Form of Warrant Agreement (including form of warrant certificate).

4.13	Second Amended and Restated Investors’ Rights Agreement, dated September 7, 2007 (Filed as Exhibit 4.2 to Zillow, Inc.’s Registration Statement on Form S-1 (SEC File No. 333-173570) filed on April 18, 2011, and incorporated herein by reference).

4.14	Agreement, Waiver and Amendment With Respect to Initial Public Offering and Common Stock Financing, dated as of April 16, 2011 (Filed as Exhibit 4.14 to Zillow, Inc.’s Registration Statement on Form S-3 (SEC File No. 333-183111) filed on August 7, 2012, and incorporated herein by reference).

5.1	Opinion of Perkins Coie LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Dividends to Earnings.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Perkins Coie LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

25.1**	Form T-1 Statement of Eligibility of Trustee under Debt Indenture.

25.2**	Form T-1 Statement of Eligibility of Trustee under Convertible Debt Indenture.

*	To be filed by amendment or as an exhibit to a current report on Form 8-K under the Exchange Act and incorporated herein by reference.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the applicable rules thereunder.